UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

NI Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 First Avenue North

Fargo, North Dakota

(Address of principal executive offices)

58102

(Zip code)

(701) 298-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Non-employee Directors

On February 18, 2026, the Board of Directors (the “Board”) of NI Holdings, Inc. (the “Company”), increased the size of the Board to eight directors and nominated Dana J. Kaldor and Callie J. Thomas to serve as directors subject to stockholder approval at the Company’s 2026 Annual Meeting of Shareholders held on May 19, 2026 (the “Annual Meeting”), to serve until the 2027 Annual Meeting of Shareholders, or until their earlier death, disqualification, resignation, or removal. The Board has determined that Mr. Kaldor and Ms. Thomas are independent directors under the listing standards of the Nasdaq Capital Market. Mr. Kaldor will serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee. Ms. Thomas will serve as a member of the Board’s Audit Committee and Compensation Committee.

There are no family relationships between Mr. Kaldor or Ms. Thomas and any director or executive officer of the Company, and Mr. Kaldor and Ms. Thomas do not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Kaldor and Ms. Thomas are eligible to receive the standard compensation received by non-employee directors, which compensation was last described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2026, and is incorporated herein by reference. On May 20, 2026, Mr. Kaldor and Ms. Thomas were each granted 5,015 restricted stock units in connection with the standard compensation program for non-employee directors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2026, the Company held its Annual Meeting. There were 19,263,812 shares of common stock represented at the Annual Meeting. The shareholders voted as follows on the following matters at the Annual Meeting as to each proposal, including the number of broker non-votes and including a separate tabulation with respect to each nominee for director:

Proposal 1: Election of Directors. The eight directors were elected at the Annual Meeting for a one-year term based on the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric K. Aasmundstad	15,693,164	2,734,263	836,385
William R. Devlin	15,685,957	2,741,470	836,385
Dana J. Kaldor	17,404,939	1,022,488	836,385
Cindy L. Launer	18,226,070	201,357	836,385
Prakash Mathew	15,731,192	2,696,235	836,385
Jeffrey R. Missling	15,760,847	2,666,580	836,385
Dave L. Stende	15,777,248	2,650,179	836,385
Callie J. Thomas	17,486,709	940,718	836,385

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Forvis Mazars, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026, was ratified based upon the following votes:

Votes For	Votes Against	Abstentions
19,134,720	92,312	36,780

Proposal 3: Advisory Vote to Approve the Compensation of our Named Executive Officers. The Company’s executive compensation was approved by a non-binding advisory vote based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,176,881	1,244,892	5,654	836,385

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: May 26, 2026	By:	/s/ Cindy L. Launer
Cindy L. Launer
President and Chief Executive Officer

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